UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2024

MedAvail Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4720 East Cotton Gin Loop, Suite 220

Phoenix, Arizona 85040

(Address of principal executive office) (Zip Code)

(877) 830-0826

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	MDVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03          Bankruptcy or Receivership.

After considering strategic alternatives, MedAvail Holdings, Inc., a Delaware corporation (the “Company”), filed a voluntary petition for relief (the “Petition”) under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on February 2, 2024.

The proceeding under the Petition is styled as “In Re: MedAvail Holdings, Inc.” As a result of filing the Petition, a Chapter 7 trustee will be appointed by the Bankruptcy Court to administer the bankruptcy estate of the Company and to perform the duties set forth in Section 704 of the Code. The assets of the Company will be liquidated and all claims paid in accordance with the Code.

Item 4.01.         Changes in Registrant’s Certifying Accountant.

On February 1, 2024, SingerLewak LLP, the Company’s independent registered public accounting firm, informed the Company of its decision to resign as auditors of the Company, effective immediately prior to the filing of the Petition.

From the date of its engagement on June 14, 2023 through the date of its resignation, SingerLewak did not render an audit report on the Company’s financial statements for any period.

During the fiscal year ended December 31, 2023, and the subsequent interim period through February 1, 2024, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with SingerLewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused SingerLewak to make reference thereto in its report on the financial statements for such year; or (2) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company delivered a copy of this Current Report on Form 8-K to SingerLewak and requested a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Item. SingerLewak responded with a letter dated February 2, 2024, a copy of which is filed as Exhibit 16.1 to this report, stating that SingerLewak agrees with the statements set forth in this Item.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Doerr, Robert Faulkner, Paul Johnson, Michael Kramer, Laurie McGraw and Glen Stettin, M.D. tendered their resignations as members of the Company’s Board of Directors, which resignations were effective on February 2, 2024, prior to filing the Petition. The resignations of Mr. Doerr, Mr. Faulkner, Mr. Johnson, Mr. Kramer, Ms. McGraw and Dr. Stettin are not the result of any disagreements with the Company regarding the Company’s operations, policies, or practices. Each of the directors resigned due to the Company’s filing of the Petition, which effectively eliminates the powers of the Company’s Board of Directors. Following the director resignations, the Company has no members serving on its Board of Directors.

The Company terminated the employment of Mark Doerr, the Company’s President and Chief Executive Officer, and Ramona Seabaugh, the Company’s Chief Financial Officer, Treasurer and Secretary, effective on February 2, 2024, prior to filing the Petition. The Company terminated the employment of these executive officers due to the filing of the Petition, which effectively eliminated the powers these executives previously held on behalf of the Company and the roles of President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

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Item 9.01.          Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from SingerLewak LLP, dated February 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2024	MEDAVAIL HOLDINGS, INC.

	By:	/s/ Ramona Seabaugh
Ramona Seabaugh
Authorized Agent of the Estate of MedAvail Holdings, Inc

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